UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
August 14, 2015

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 14, 2015, First Mid-Illinois Bancshares, Inc. (the “Company”) ”) filed a Current Report on Form 8-K to report that First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), a wholly-owned subsidiary of the Company, completed on August 14, 2015 its previously-announced acquisition of 12 branch offices (the “ONB Branches”) of Old National Bank, a national banking association having its principal office in Evansville, Indiana. Pursuant to the terms of the Branch Purchase and Assumption Agreement, dated January 30, 2015, as amended, by and between First Mid Bank and Old National Bank, First Mid Bank, among other matters, assumed certain deposit liabilities and acquired certain loans, as well as cash, real property, furniture, and other fixed operating assets associated with the Branches. The deposit and loan balances assumed were approximately $453 million and $156 million, respectively, as of August 14, 2015. First Mid Bank also assumed certain leases, and entered into certain subleases, relating to the Branches.
First Mid Bank agreed to pay Old National Bank the sum of: (i) a depoist premium of 3.6% on the amount of deposit accounts of the ONB Branches, other than brokered deposits and municipal deposits, which equated to approximately $15.9 million, (ii) $500,000, representing the fixed deposit premium related to the municipal deposits of the Branches, (iii) the principal amount of the loans being purchased, plus the accrued but unpaid interest, (iv) the aggregate net book value of the other assets purchased including facilities of approximately $4.5 million, and (v) the aggregate amount of cash on hand of $2.7 million as of the closing. The acquisition was settled by Old National Bank paying cash of approximately $276.8 million to First Mid Bank for the difference between these amounts and the total deposits assumed.

The Current Report on Form 8-K/A is being filed in order to file certain financial statements with respect to the ONB Branches and other information. The Company recognized approximately $1.1 million of costs related to completion of the acquisition during the first nine months of 2015. These acquisition costs are included in other expense in the statement of income of the Company and are not reflected in the financial statements filed herewith.

The purchase was accounted for under the acquisition method in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations,” and accordingly the assets and liabilities were recorded at their fair values on the date of acquisition. The following table summarizes the estimated fair values of assets acquired and liabilities assumed at the date of acquisition (in thousands).

August 14, 2015	Acquired Book Value	Fair Value Adjustments	As Recorded by First Mid Bank
Assets
Cash	$279,468	—	$279,468
Loans	155,774	(3,377)	152,397
Premises and equipment	4,547	(125)	4,422
Goodwill	—	14,015	14,015
Core deposit intangible	—	6,216	6,216
Other assets	1,433	—	1,433
Total assets acquired	$441,222	$16,729	$457,951

Liabilities
Deposits	$452,810	$837	$453,647
Securities sold under agreements to repurchase	3,797	—	3,797
Other liabilities	507	—	507
Total liabilities assumed	$457,114	$837	$457,951

The difference between the fair value and acquired value of the purchased loans of $3,377,000 is being accreted to interest income over the remaining term of the loans. The difference between the fair value and acquired value of the assumed time deposits of $837,000 is being amortized to interest expense over the remaining term of the time deposits. The core deposit intangible asset, with a fair value of $6,216,000, will be amortized on an accelerated basis over its estimated life of ten years.

Item 9.01 Financial Statements and Exhibits.

In accordance with the Company’s request for relief submitted to the Securities and Exchange Commission to which the staff of the Securities and Exchange Commission informed the Company that it would not object, the Company has provided the information described below in Item 9.01 (a) and Exhibit 99.1 and Exhibit 99.2 in lieu of certain historical financial information of the ONB Branches required by Rule 3-05 and Article 11 of Regulation S-X because separate, audited financial statements of the ONB Branches were never prepared and the ONB Branches were not operated as a distinct, stand-alone entity.

Certain financial information of the ONB Branches required by Rule 3-05 of Regulation S-X and certain related pro forma financial information under Article 11 of Regulation S-X have been omitted as the historical financial information for these branches does not exist or is impracticable to provide. The financial statements presented are not indicative of the financial condition or results of operations of the acquired branches going forward due to omission of various expenses and changes in business practices. See notes to financial statements for further explanation of these financial statements.

(a)    Financial Statements of Businesses Acquired.

The following are included in the attached Exhibit 99.1 and incorporated herein by reference:

1. Report of Independent Registered Public Accounting Firm

2.	Statements of Assets Acquired and Liabilities Assumed as of December 31, 2014 and June 30, 2015 (unaudited)

3. Statements of Revenues and Direct Expenses for the year ended December 31, 2014 and the six month periods ended June 30, 2014 (unaudited) and June 30, 2015 (unaudited)

4. Notes to Financial Statements

(b)    Pro Forma Financial Information (unaudited).

The following are included in the attached as Exhibit 99.2 and incorporated herein by reference:

1. Pro Forma Balance Sheet as of December 31, 2014 and June 30, 2015

2. Pro Forma Results of Operations for the year ended December 31, 2014 and the six months ended June 30, 2015

(d)    Exhibits.

2.1
Branch Purchase and Assumption Agreement between First Mid-Illinois Bank & Trust, N.A. and Old National Bank, dated January 30, 2015 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 30, 2015).

2.2	First Amendment to Branch Purchase and Assumption Agreement between First Mid-Illinois Bank & Trust, N.A. and Old National Bank, dated August 14, 2015 (filed herewith). *
23.1	Consent of BKD, LLP (filed herewith).
99.1	Financial Statements of the Businesses Acquired (filed herewith).
99.2	Pro Forma Financial Information (filed herewith).
99.3	Press Release dated August 14, 2015 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 14, 2015).
* Certain schedules and exhibits have been omitted pursuant to Section 6.01(b)(2) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: October 23, 2015
By:

Joseph R. Dively
Chairman and Chief Executive Officer